Our File Number: 00011221.00027
Writer’s Direct Dial Number: (954) 713-6407
Writer’s E-Mail Address: gbader @gunster.com

[________________], 2005

Board of Directors
Capital City Bank Group, Inc.
217 North Monroe Street
Tallahassee, Florida 32301

Re: Registration Statement on Form S-4 for 725,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Capital City Bank Group, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration by the Company of up to an aggregate of 725,000 shares of the Company’s common stock, $.01 par value per share (the “Shares”). The Shares are to be issued by the Company pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 3, 2005, by and among the Company, First Alachua Banking Corporation, and First National Bank of Alachua.

In connection with the offering of the Shares, we have examined, among other things, such state laws and executed originals and/or photostatic copies, certified or otherwise identified to our satisfaction as being true copies of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion letter. As to various questions of fact material to this opinion letter, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have assumed that all signatories were and are legally competent to execute and deliver the documents executed by each of them.

Based upon and subject to the foregoing, and in reliance thereon, and subject to the qualifications hereinafter expressed, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement have been duly authorized, and when issued in accordance therewith, and following (i) the effectiveness of the Registration Statement, (ii) the issuance of the Shares pursuant to the Merger Agreement, and (iii) the completion of the transactions contemplated by the Merger Agreement, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the inclusion of this opinion letter as part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of

Board of Directors
Capital City Bank Group, Inc.

persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We are members of the Bar of the State of Florida and do not herein express any opinion as to matters governed by the laws of any jurisdiction other than the internal laws of the State of Florida (without reference to the choice-of-law or conflict-of-law provisions, principles or decisions under Florida law, or under any other state, Federal or foreign law); and we have assumed compliance with all other laws, including, without limitation, Federal, foreign and other states’ laws.

Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinion letter, we do not undertake to advise you of any changes in such laws or facts which may occur or come to our attention after the date hereof.

The foregoing opinions are furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement, are solely for your benefit and may not be relied upon by any other party without the prior written consent of a shareholder of this law firm.

Respectfully submitted, GUNSTER, YOAKLEY & STEWART, P.A. By: Gregory K. Bader, Authorized Signatory
GKB/MVM/HSB